Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012, relating to the financial statements and financial statement schedule of Mississippi Power Company appearing in the Annual Report on Form 10-K of Mississippi Power Company for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 24, 2012